VISIONARY
GROUP

Visionary Education Technology Holdings Group Inc.

PERSONAL AND CONFIDENTIAL

September 27, 2021

Steve Delaney
6 Carriage Hill Court
Thornhill, ON
L3T 1J8

Dear Steve,

Re: Employment Agreement for the Position of <u>Chief Scientific Officer</u>

On behalf of the Visionary Technology Holdings Group Inc. (hereinafter referred to as "**Company**"), The Board is pleased to offer you a position of **<u>Chief Scientific Officer</u>** with the terms listed in the Agreement in the Appendix "A" to this letter which incorporates the Appendix "B" as part of the Agreement.

We strongly recommend that you seek independent legal advice before accepting this offer of employment. If this offer is acceptable to you, please let me know by returning a copy of this letter to me by September 30, 2021.

If you have any questions regarding this offer, please do not hesitate to contact me. We look forward to having you join our team at a very exciting time.

Sincerely,

Fan Zhou

Fan Zhou
Executive Director
Visionary Education Technology Holding Group Inc.

Attachments:

Appendix A: TERMS AND CONDITIONS OF EMPLOYMENT

Appendix B: AGREEMENT OF CONFIDENTIAL INFORMATION AND PROPRIETARY PROPERTY

I have read, understand and accept this offer of employment with the Company and the attached Terms and Conditions of Employment and Agreement of Confidential Information and Proprietary Property.

By accepting this offer of employment, I acknowledge that I have been given sufficient opportunity to seek independent legal advice. I also acknowledge that I have either sought independent legal advice or have voluntarily waived the opportunity to seek independent legal advice. I hereby waive any claim regarding this offer of employment based on the ground of lack of independent legal advice.

IN WITNESS WHEREOF, the Undersigned has signed this offer of employment in the presence of the witness whose name appears below and who signed in the presence of the undersigned at the same time on this 9 th day of Nov., 2021 at the City of Markham, Province of Ontario, Canada

WITNESS	)	Steve Delaney

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APPENDIX A
AGREEMENT OF EMPLOYMENT
(This "AGREEMENT")
TERMS AND CONDITIONS OF EMPLOYMENT

1. Your Duties and Obligations

As a condition of your employment, you agree that you will adhere to all Employer policies, rules, systems, and procedures, including, but not limited to the Company's Policies & Guidelines Manual. We reserve the right to reasonably change the provisions of any of these at any time. You also acknowledge that, as an employee of the Company, you will be bound by a duty of loyalty, obedience, and confidentiality.

2. Length and Extensions

Your employment starts on October 1, 2021 to September 30, 2022.

3. Salary and Benefits

Your compensation will be $12,000CAD per annual, to be paid per month of $1,000. You will not receive any other employment benefits in your position, except for any benefits that are mandatory under the Ontario *Employment Standards Act, 2000*.

The Company is required by law to take necessary deductions from your wage, including, but not limited to, federal tax, provincial tax, Canadian Pension Plan ("CPP") contributions, and Employment Insurance ("EI") premiums. The Company will pay its statutory obligations of CPP contributions and EI premiums.

4. Vacation

You are entitled to vacations and vacation pays in accordance with the minimum standard as set out in Ontario *Employment Standards Act, 2000*.

5. Termination

You hereby agree that the Company may terminate your employment without cause and fully fulfill any legal obligations to you for notice and/or payment in lieu of notice of termination by providing you a notice and/or payment in lieu of notice equal to the minimum standard as set out in the *Act*, plus one week's notice or payment in lieu of. Any benefits from the Company you are entitled to will continue during the same period. You agree that upon received of your entitlements under this clause, no further amounts shall be due and payable to you, whether under the *Act*, any other status, or at common law. When you are terminated without cause, in no circumstances will you receive less than your entitlement to notice, severance (if applicable), and benefits continuation (if any), pursuant to the minimal standard as set out in the *Act*.

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By signing this agreement, you expressly and irrevocably agree to waive any entitlement to common law notice period or payment in lieu of.

6. Temporary Layoff

You hereby acknowledge and agree that the Company may temporarily lay-off you in accordance with section 56(2) of the Ontario *Employment Standards Act, 2000*. When you are temporarily laid-off, the Company may, in compliance with section 56(2) of the Ontario *Employment Standards Act, 2000*, recall you to return to work upon two (2) weeks' prior notice to you, and you are required to return to work on the date prescribed on the recall notice.

7. Resignation

In the event you resign from the Company before the end of this contract, see #2..

8. Other Restrictive Covenants

You hereby agree that following termination of your employment at the Company for any reason, you shall not hire, attempt to hire any current employees of the Company, or cause any current employees of the Company to be hired by any entity owned, controlled or related to you.

You hereby agree that following termination of your employment at the Company for any reason, you shall not solicit business from any current clients of the Company, or from any clients who have retained the Company in the 18-month period immediately preceding the date of the termination of your employment at the Company.

As an essential part of the consideration for the Company entering into an employment contract with you, you hereby agree to the terms of the agreement regarding confidential information. You agree hat any violation of the Confidentiality Agreement during the terms of your employment will immediately give the Company sufficient cause at law to terminate your employment.

9. Miscellaneous

a. Modification of the Agreement

Any amendment or modification of this Agreement or additional obligations assumed by either party in connection with this Agreement will only be legally binding and enforceable if evidenced in writing signed by each Party.

b. Entire Agreement

There is no representation, warranty, collateral agreement or conditions affecting this agreement except as expressly provided in this Agreement.

c. Choice of Law and Forum

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You agree that any dispute arising out of this Agreement shall be resolved in a court of competent jurisprudence in Toronto, Ontario, under the laws of the province of Ontario and Canada.

d. Severability

In the event that any provision of this Agreement is held to be invalid or unenforceable, in part or in whole, such provision is severed from this Agreement and all other provisions will continue to be valid and enforceable.

e. Independent Legal Advice

You agree that you have been given sufficient opportunity to seek independent legal advice. If you accept this offer of employment without seeking independent legal advice, you hereby waive any claim regarding this offer of employment based on the ground of lack of independent legal advice.

f. Counterpart

This New Agreement may be executed and delivered (including by facsimile copy or by scanned copy attached to an email) in any number of counterparts, with the same effect as if all parties had signed and delivered the same document, and all counterparts shall be construed together to be an original and will constitute one and the same New Agreement.

IN WITNESS WHEREOF, the Undersigned have signed this New Agreement in the presence of the witness whose name appears below and who signed in the presence of the undersigned at the same time on this 9th day of Nov., 2021 at the City of Markham, Province of Ontario, Canada

WITNESS — **Steve Delaney**

WITNESS — **Visionary Education Technolgy Holdings Group Inc.**
Per: Fan Zhou
Executive Director

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Appendix A

AGREEMENT OF CONFIDENTIAL INFORMATION AND PROPRIETARY PROPERTY (this "Confidentiality Agreement")

In consideration of one (1) Canadian Dollar paid by the Company to you, the payment of which is hereby acknowledged and nevertheless non-essential to the validity and enforceability of this Agreement, as well as the mutual covenant contained in this Agreement and in the "Terms of Condition of Employment" contained in Appendix "A" to the offer of employment, the parties agree as follows:

1. Your employment with the Company as an employee will give you access to proprietary and confidential information belonging to the company, including but not limited to information relating to the customers, suppliers, and other related parties of the Company. Such proprietary and confidential information are collectively referred to in this agreement as "Confidential Information." Confidential information includes but is not limited to customer lists, contract, technical and /or financial information, databases, software, and know-how. All Confidential Information remains the confidential and proprietary information of the company during and after your employment with the Company.

2. You may, in the course of the Engagement conceive, develop or contribute to material or information related to the business of the Company, including, but not limited to, software, technical documentation, ideas, inventions (whether patentable or not), hardware, know-how, marketing plans, designs, techniques, documentation, and records, regardless of the form or media, if any, on which such is store (referred to in this Agreement collectively as " Proprietary Property"). The company shall exclusively own all Proprietary Property which you conceive, develop or contribute to in the course of the engagement and all intellectual and industrial property and other rights of any kind in or relating to the Proprietary Property, including but not limited to all copyright, patent, trade secret and trade-mark rights in or relating to the Proprietary Property. For greater certainty, you hereby assign to the company any and all rights that you may have or obtain in or to the Proprietary Property. Material or information conceived, developed or contributed to by you outside work hours on the company's premises or through the use of the company's property and /or assets shall also be Proprietary Property and be governed by this agreement if such material or information relates to the business of the company. You shall keep full and accurate records accessible at all times to the company relating to all Proprietary Property and shall promptly disclose and deliver to the company all Proprietary Property.

3. You shall, both during and after the engagement, keep all Confidential Information and Proprietary Property confidential, and shall not use any of it except for the purpose of carrying out authorized activities on behalf of the company.

4. At the reasonable request and at the sole expense of the company, you shall do all reasonable acts necessary and sign all reasonable documentation necessary in order to ensure the company's ownership of the Proprietary Property and all intellectual and industrial property rights and other rights embedded within, including, but not limited to,

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providing the Company with written assignments and any other documents required to enable the Company to document rights to and/or register patents, copyrights, trade-marks, industrial designs and such other protections as the company considers advisable anywhere in the world.

5. You hereby irrevocably and unconditionally waives all moral rights you may now or in the future have in any proprietary property.

6. You agree that you will, if requested from time to time by the company, execute such further reasonable agreements as to confidentiality and proprietary right as the company's customers or suppliers reasonably required to protect Confidential Information and/or Proprietary Property.

7. You agree that your sole and exclusive remedy for any breach of this Confidentiality Agreement will be limited to monetary damages. You hereby waive permanently any claim in respect of any rights to or interest in any Confidential Information or Proprietary Property.

8. You acknowledge that the services provided by you to the Company are unique. You further agrees that irreparable harm will be suffered by the Company in the event of your breach or threatened breach of your obligations under this agreement, and that the Company will be entitled to seek, in addition to any other rights and remedies that it may have at law or equity, an interlocutory and permanent injunction restraining you from engaging in or continuing any such breach hereof. You agree that any claims asserted by you against the Company shall not constitute a defence in any action, application or motion for an interlocutory and permanent injunction brought by the Company against you.

IN WITNESS WHEREOF, the Undersigned have signed this Confidentiality agreement in the presence of the witness whose name appears below and who signed in the presence of the undersigned at the same time on this 9th day of Nov., 2021 at the City of Markham, Province of Ontario, Canada

WITNESS	)	**Steve Delaney**
WITNESS	)	Visionary Education Technology Holdings Group Inc. **Per: Fan Zhou** **Executive Director**

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